BioAmber Announces New Chief Financial Officer and Change to the Board

Minneapolis, MN, January 6, 2015. BioAmber Inc. (NYSE: BIOA), an industrial biotechnology company producing sustainable chemicals, today announced that Chief Financial Officer Andrew Ashworth retired on December 31, 2014 and Francois Laurin has been hired to succeed Andrew as the Company’s Chief Financial Officer. BioAmber also announced today that long-time board member Denis Lucquin had resigned effective December 31, 2014.

Andrew Ashworth is retiring after three and a half years as BioAmber’s CFO, the culmination of a long and distinguished career that previously included senior positions at Genencor/Danisco and VF Corporation.  Andrew was instrumental in preparing BioAmber for its initial public offering, completing the IPO in 2013 and ensuring regulatory compliance since the listing. Andrew will continue in an advisory role to the Company in the first half of 2015 to ensure a smooth transition.

Francois Laurin has been hired to succeed Andrew as Chief Financial Officer.   Francois was most recently the CFO of Alderon Iron Ore Corp (NYSE:AXX, TSX:ADV), a publicly listed exploration and development stage company in the mining sector.  Francois was formerly the CFO of Consolidated Thompson Iron Mines (TSX:CLM), where he played a leading role in the rapid growth of the company and its subsequent sale to Cliffs National Resources for $4.9 billion and prior to that he was the CFO of Transat A.T. (TSX:TRZ).   Francois has also held senior financial positions at Caisse de Depot du Quebec, Bombardier and Teleglobe.  Francois is a chartered professional accountant and a chartered financial analyst, and was named a Fellow CPA in 2014.

“Andy has been a valued colleague who’s extensive experience helped guide our IPO efforts.  He will be missed and we wish him the best in his retirement,” said JF Huc, BioAmber CEO.  “I am pleased to welcome Francois Laurin, a seasoned, dynamic CFO with extensive public company experience.  He is a great addition and will help lead BioAmber through our next stage of growth,” he added.

Denis Lucquin is the Managing Partner of Sofinnova Partners, a European venture capital firm that led the original investment in BioAmber in 2009.  Denis has been a board member since Sofinnova’s initial investment and he has greatly contributed to the Company’s success.  Denis’ decision to resign was due to his firm’s policy to step down from board memberships following initial public offerings.

“On behalf of the board, I'd like to thank Denis for his many contributions.  His experience in funding start ups and his industry knowledge proved invaluable in guiding BioAmber from a four person start up to a publicly traded company,” said Raymond Land, chairman of the board.

“I am proud to have helped BioAmber become the company it is today, which I believe is on the verge of success in the emerging field of bio-based chemicals,” said Denis Lucquin.

About BioAmber

BioAmber (NYSE: BIOA) is an industrial biotechnology company producing sustainable chemicals. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into sustainable chemicals for use in a wide variety of everyday products including plastics, resins, food additives and personal care products. For more information visit www.bio-amber.com

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Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact in this press release are forward-looking statements.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber’s control.  BioAmber’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended September 30, 2014.

BioAmber Investor Contact

Mike Hartmann

Executive Vice President

BioAmber Inc.

(514) 844-8000 extension 120

mike.hartmann@bio-amber.com

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